Exhibit 99.1

Hillenbrand Announces Launch and Pricing of an Aggregate of $375 Million Notes Offering

BATESVILLE, Ind., September 16, 2019 -- Hillenbrand, Inc. (NYSE: HI) has announced the launch and pricing of its public offering of $375 million aggregate principal amount of 4.50 percent senior notes due 2026. The offering is expected to close on or about September 25, 2019, subject to customary closing conditions.

Hillenbrand intends to use the net proceeds from this offering as well as available cash, borrowings under its Third Amended and Restated Credit Agreement, including the revolving credit facility, and other potential additional sources of funding, to finance the cash consideration portion of the proposed acquisition of Milacron Holdings Corp. (“Milacron”), to repay certain indebtedness of Milacron and to pay the related fees and expenses associated with the transaction. The notes will be subject to a special mandatory redemption if Hillenbrand does not consummate the proposed acquisition of Milacron on or prior to July 6, 2020, or, if prior to such date, the merger agreement between Hillenbrand and Milacron is terminated.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the active bookrunners for the offering. A prospectus relating to this offering may be obtained by calling J.P. Morgan Securities LLC collect at 212-834-4533 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This press release appears as a matter of record only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful.

About Hillenbrand

Hillenbrand is a global diversified industrial company with multiple leading brands that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand’s portfolio is composed of two business segments: the Process Equipment Group and Batesville. The Process Equipment Group businesses design, develop, manufacture and service highly engineered industrial equipment around the world. Batesville is a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under “HI.”

Throughout this release, we make a number of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand's expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the impact of the 2017 Tax Cuts and Jobs Act, enacted by the U.S. government on December 22, 2017, on the Company's financial position, results of operations, and cash flows; the outcome of any legal proceedings that may be instituted against Hillenbrand, or any companies we may acquire; risks that an acquisition disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of an acquisition, including potential synergies and cost savings or the failure of an acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the death care industry; cyclical demand for industrial capital goods; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in Part I, Item 1A of Hillenbrand's Form 10-K for the year ended September 30, 2018, filed with the Securities and Exchange Commission on November 13, 2018; in Part II, Item IA of Hillenbrand's Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission on July 31, 2019; and in Hillenbrand’s other filings with the U.S. Securities and Exchange Commission, including on Forms 8-K, S-3 and S-4. The company assumes no obligation to update or revise any forward-looking information.

CONTACTS

Corporate Communications for Hillenbrand
Tory Flynn, Director, Corporate Communications
Phone: 812-931-5024
E-mail: tory.flynn@hillenbrand.com

Investor Relations for Hillenbrand
Rich Dudley, Senior Director, Investor Relations
Phone: 812-931-5001
E-mail: rich.dudley@hillenbrand.com